Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the company treats as private or confidential. Such portions are marked as indicated with [***].

Purchasing Office - Bureau des achats:

Innovative Research Solutions Division / Division de la recherche de solutions innovantes

Les Terrasses de la Chaudière

10 rue Wellington, 4th floor / 4e étage
Gatineau

Québec

K1A 0S5

CONTRACT - CONTRAT

Your proposal is accepted to sell to His Majesty the King in right of Canada, in accordance with the terms and conditions set out in the contract, for the goods, services, and/or construction listed in the contract at the price or prices set out therefor.

Nous acceptons votre proposition de vendre à Sa Majesté le Roi du chef du Canada, conformément aux modalités et conditions énoncées dans le contrat, pour les biens, services et / ou construction énumérés dans le contrat au prix indiqués à cet effet.

Comments - Commentaires

The period of the Contract is from the date of contract award to April 5th, 2024 inclusive.

The Vendor/Firm accepts/ acknowledges this contract. Le fournisseur/entrepreneur accepte le présent contrat/en accuse réception.

Vendor/Firm Name and Address Raison sociale et adresse du fournisseur/de l'entrepreneur

Naqi Logix Ltd.

200 Granville Street, #2820

Vancouver, British Columbia,

Canada

V6C 1S4

Title - Nom Naqi Earbuds [Écouteurs Naqi]
Contract ID - ID du Contrat	Agreement date - Date de l'accord :
CW2329475	08/09/2023
Requisitioning Entity - Entité de demande d'achat: Department of Industry (ISED) / Ministère de l'Industrie (ISDE)
Originating Requisition ID - No de la demande d'origine: UT849-244561
CCC No./N° CCC - FMS No./N° VME
Financial Code(s) Code(s) financier(s) 0330 - N009 - - 50483 - 246405 0330 - N009 - - 54215 - 246405	GST/HST TPS/TVH ☐ ☐
F.O.B. - F.A.B. See herein - Voir ci-inclus
GST/HST - TPS/TVH See herein - Voir ci-inclus	Duty - Droits See herein - Voir ci-inclus
Region of Delivery of Goods, Services, and Construction -
Région de destination des biens, services et construction:
Canada / Canada, British Columbia / Colombie-Britannique, National Capital Region (NCR) / Région de la capitale nationale (RCN), Ontario (except NCR) / Ontario (sauf RCN)

See herein - Voir ci-inclus

Invoices - Original and two copies to be sent to: Factures - Envoyer l'original et deux copies à: See herein - Voir ci-inclus
Address Enquiries to: - Adresser toutes questions à: [***]	Telephone No. - N° de téléphone [***]
Total Estimated Cost - Coût estimatif total : $1,374,117.76 CAD	Currency Type - Devise CAD
For the Minister - Pour le Ministre
[***]	Digitally signed by: [***]

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TABLE OF CONTENTS

1. Statement of Work

2. Standard Clauses and Conditions

2.1 General Conditions

2.2 Supplemental General Conditions

3. Security Requirements

4. Term of Contract

4.1 Period of Contract

5. Authorities

5.1 Contracting Authority

5.2 Technical Authority (Testing Department)

5.3 Client Authority - Innovation Solutions Canada (ISC)

5.4 Contractor's Representative

6. Payment

6.1 Basis of Payment

6.2 Limitation of Price

6.3 Method of Payment

6.4 SACC Manual Clauses

6.5 Discretionary Audit

7. Invoicing Instructions

8. Certifications and Additional Information

8.1 Compliance

8.2 SACC Manual Clauses

8.3 Federal Contractors Program for Employment Equity - Default by the Contractor

9. Applicable Laws

10. Priority of Documents

11. Dispute Resolution

12. Foreign Nationals (Canadian Contractor)

13. Insurance

14. Government Site Regulations

15. Communications Notification

16. Access to Facilities and Equipment

17. Travel and Living

18. Shipping and Transportation

Applicable Annexes

Annex A Statement of Work

Annex B Basis of Payment

Annex C Sample Accommodations and Car Rental Government Rates Letter

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CONTRACT CLAUSES

1. Statement of Work

The Contractor must perform the Work in accordance with the Statement of Work at Annex A and the Contractor's technical proposal entitled Naqi Earbuds, dated October 20th, 2022.

2. Standard Clauses and Conditions

All clauses and conditions identified in the Contract by number, date and title are set out in the Standard Acquisition Clauses and Conditions (SACC) Manual (https://buyandsell.gc.ca/policy-and- guidelines/standard-acquisition-clauses-and-conditions-manual) issued by Public Works and Government Services Canada.

2.1 General Conditions

2040 (2022-05-12), General Conditions - Research & Development apply to and form part of the Contract.

2.2 Supplemental General Conditions

The following supplemental general conditions apply to and form part of the Contract:

• 4001 (2015-04-01), Hardware Purchase, Lease and Maintenance

• 4003 (2010-08-16), Licensed Software

• 4004 (2013-04-25), Maintenance and Support Services for Licensed Software

• 4005 (2012-07-16), Telecommunications Services and Products

3. Security Requirement

There is no security requirement applicable to this Contract.

4. Term of Contract

4.1 Period of Contract

The period of the Contract is from date of contract award to April 5th, 2024 inclusive.

5. Authorities

5.1 Contracting Authority

The Contracting Authority for the Contract is:

[***]
Supply Officer
Research and Development Procurement Directorate
Services and Innovation Acquisitions Sector
Procurement Branch
Public Services and Procurement Canada
Les Terrasses de la Chaudière,
10 rue Wellington, 4th floor,	Telephone:	[***]
Gatineau, Quebec, K1A 0S5	E-mail:	[***]

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The Contracting Authority is responsible for the management of the Contract and any changes to the Contract must be authorized in writing by the Contracting Authority. The Contractor must not perform work in excess of or outside the scope of the Contract based on verbal or written requests or instructions from anybody other than the Contracting Authority.

5.2 Technical Authority (Testing Department)

The Technical Authority for the Contract is:

[***]
Technical Advisor
Shared Services Canada	Telephone:	[***]
Ottawa, Ontario N0M 1L0	E-Mail:	[***]

The Technical Authority is the representative of the department or agency for whom the Work is being carried out under the Contract and is responsible for all matters concerning the technical content of the Work under the Contract. Technical matters may be discussed with the Technical Authority; however, the Technical Authority has no authority to authorize changes to the scope of the Work. Changes to the scope of the Work can only be made a contract amendment issued by the Contracting Authority.

5.3 Client Authority - Innovation Solutions Canada (ISC)

The Client Authority for the Contract is:

[***]
Director General, Innovative Solutions Canada
Innovation, Science and Economic Development Canada
235 Queen Street	Telephone: [***]
Ottawa, Ontario, K1A 0H5	E-Mail: [***]

The Client Authority is the representative of the department for whom the Work is being carried out under the Contract. The Client Authority is responsible for the development of the Statement of Work or Requirement and for providing the funding. The Client Authority has no authority to authorize changes to the scope of the Work. Changes to the scope of the Work can only be made through a contract amendment issued by the Contracting Authority.

5.4	Contractor's Representative

[***]
Chief Innovation Officer / Founder
Naqi Logix Inc.		Mobile:	[***]
200 Granville St #2820		Telephone:	[***]
Vancouver, British Columbia, V6C 1S4		Email:	[***]

6. Payment

6.1 Basis of Payment

The Contractor will be paid in accordance with the Basis of Payment negotiated in Annex B.

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6.2 Limitation of Price

For all items of the Basis of Payment:

Canada will not pay the Contractor for any design changes, modifications or interpretations of the Work unless they have been approved, in writing, by the Contracting Authority before their incorporation into the Work.

6.3 Method of Payment

For all items in the Basis of Payment

6.3.1 Progress Payment

6.3.1.1 Canada will make progress payments in accordance with the payment provisions of the Contract, no more than once a month, for cost incurred in the performance of the Work up to 100 percent of the amount claimed and approved by Canada if:

(a) an accurate and complete claim for payment using form PWGSC-TPSGC

1111(http://www.tpsgc-pwgsc.gc.ca/app-acq/forms/documents/1111.pdf) and any other document required by the Contract have been submitted in accordance with the invoicing instructions provided in the Contract;

(b) the amount claimed is in accordance with the Basis of Payment;

(c) the total amount for all progress payments paid by Canada does not exceed 100 percent of the total amount to be paid under the Contract;

(d) all certificates appearing on form PWGSC-TPSGC 1111 have been signed by the respective authorized representatives.

6.3.1.2 Progress payments are interim payments only. Canada may conduct a government audit and interim time and cost verifications and reserves the right to make adjustments to the Contract from time to time during the performance of the Work. Any overpayment resulting from progress payments or otherwise must be refunded promptly to Canada.

6.4 SACC Manual Clauses

A9117C (2007-11-30), T1204 - Direct Request by Customer Department

C0305C (2014-06-26), Cost Submission

H4500C (2010-01-11), Lien - Section 427 of the Bank Act

6.5 Discretionary Audit

SAAC Manual Clause C0705C (2010-01-11), Discretionary Audit

7. Invoicing Instructions

7.1 The Contractor must submit a claim for payment using form PWGSC-TPSGC 1111, Claim for Progress Payment available at https://www.tpsgc-pwgsc.gc.ca/app-acq/forms/1111-eng.html.

Each claim must show:

a. all information required on form PWGSC-TPSGC 1111;

b. all applicable information detailed under the section entitled "Invoice Submission" of the general conditions;

c. a list of all expenses.

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Each claim must be supported by:

a. a copy of time sheets to support the time claimed;

b. a copy of the invoices, receipts, vouchers for all direct expenses, travel and living expenses.

7.2 Applicable Taxes must be calculated on the total amount of the claim before the holdback is applied. At the time the holdback is claimed, there will be no Applicable Taxes payable as it was claimed and payable under the previous claims for progress payments.

7.3 The Contractor must prepare and certify an original claim on "Claim for Progress Payment"

FORM PWGSC-TPSGC 1111, and forward it to the Contracting Authority for certification in an electronic format to the electronic e-mail address identified under section entitled "Authorities" of the Contract. Portable Document Format (.pdf) is acceptable. The Contracting Authority will then forward the certified claim, in an electronic format, to the Technical Authority for appropriate certification after inspection and acceptance of the Work takes place, and onward submission to the Client Authority for the remaining certification and payment.

7.4 The Contractor must not submit claims until all work identified in the claim is completed.

8. Certifications and Additional Information

8.1 Compliance

Compliance with all the certifications provided by the Contractor in its bid is a condition of the Contract and subject to verification by Canada during the term of the Contract. If the Contractor does not comply with any certification or it is determined that any certification made by the Contractor in its bid is untrue, whether made knowingly or unknowingly, Canada has the right, pursuant to the default provision of the Contract, to terminate the Contract for default.

8.2 SACC Manual Clauses

A3060C (2008-05-12), Canadian Content Certification

8.3 Federal Contractors Program for Employment Equity - Default by the Contractor

The Contractor understands and agrees that, when an Agreement to Implement Employment Equity (AIEE) exists between the Contractor and Employment and Social Development Canada (ESDC)-Labour, the AIEE must remain valid during the entire period of the Contract. If the AIEE becomes invalid, the name of the Contractor will be added to the "FCP Limited Eligibility to Bid" list. The imposition of such a sanction by ESDC will constitute the Contractor in default as per the terms of the Contract.

9. Applicable Laws

The Contract must be interpreted and governed, and the relations between the parties determined, by the laws in force in British Columbia.

10. Priority of Documents

If there is a discrepancy between the wordings of any documents that appear on the list, the wording of the document that first appears on the list has priority over the wording of any document that subsequently appears on the list.

(a) the Articles of Agreement;

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(b) the supplemental general conditions:

• 4001 (2015-04-01), Hardware Purchase, Lease and Maintenance;

• 4003 (2010-08-16), Licensed Software;

• 4004 (2013-04-25), Maintenance and Support Services for Licensed Software;

• 4005 (2012-07-16), Telecommunications Services and Products.

(c) the general conditions:

• 2040 (2022-05-12), General Conditions - Research & Development;

(d) Annex A, Statement of Work;

(e) Annex B, Basis of Payment;

(f) Annex C, Sample Accommodations and Car Rental Government Rates Letter;

(g) the Contractor's proposal dated October 20th, 2022.

11. Dispute Resolution

(a) The parties agree to maintain open and honest communication about the Work throughout and after the performance of the contract.

(b) The parties agree to consult and co-operate with each other in the furtherance of the contract and promptly notify the other party or parties and attempt to resolve problems or differences that may arise.

(c) If the parties cannot resolve a dispute through consultation and cooperation, the parties agree to consult a neutral third party offering alternative dispute resolution services to attempt to address the dispute.

Options of alternative dispute resolution services can be found on Canada's Buy and Sell website under the heading "Dispute Resolution".

12. Foreign Nationals (Canadian Contractor)

The Contractor must comply with Canadian immigration requirements applicable to foreign nationals entering Canada to work temporarily in fulfillment of the Contract. If the Contractor wishes to hire a foreign national to work in Canada to fulfill the Contract, the Contractor should immediately contact the nearest Service Canada regional office to enquire about Citizenship and Immigration Canada's requirements to issue a temporary work permit to a foreign national. The Contractor is responsible for all costs incurred as a result of non-compliance with immigration requirements.

13. Insurance

The Contractor is responsible for deciding if insurance coverage is necessary to fulfill its obligation under the Contract and to ensure compliance with any applicable law. Any insurance acquired or maintained by the Contractor is at its own expense and for its own benefit and protection. It does not release the Contractor from or reduce its liability under the Contract.

14. Government Site Regulations

The Contractor must comply with all rules, instructions and directives in force on the site where the Work is performed.

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15. Communications Notification

As a courtesy, the Government of Canada requests that the Contractor notify the Contracting Authority five business days in advance of their intention to make public an announcement related to the contract award.

16. Access to Facilities and Equipment

Canada's facilities, equipment, documentation and personnel are not automatically at the disposal of the Contractor. If access to government premises, computer systems (micro computer network), working space, telephones, terminals, documentation and personnel for consultation is required by the Contractor to perform the Work, the Contractor must advise the Technical Authority of the need for such access in a timely fashion. If the Contractor's request for access is approved by Canada and arrangements are made to provide access to the Contractor, the Contractor, its subcontractors, agents and employees must comply with all the conditions applicable at the Work site. The Contractor must further ensure that the facilities and equipment are used solely for the performance of the Contract.

17. Travel and Living

The Contractor must use establishments identified in the Accommodation and Car Rental Directory, which have agreed to extend their government rates to cost reimbursable contractors, consultants or advisors working under contract for the Federal, Provincial or Territorial Governments. The Accommodation and Car Rental Directory is available at the following site: http://rehelv-acrd.tpsgc-pwgsc.gc.ca/index-eng.aspx

The Contractor will be reimbursed for the authorized travel and living expenses reasonably and properly incurred in the performance of the Work, at cost, without any allowance for overhead or profit, in accordance with the meal and private vehicle allowances specified in Appendices B, C and D of the National Joint Council Travel Directive, and with the other provisions of the directive referring to "travellers", rather than those referring to "employees". Canada will not pay the Contractor any incidental expense allowance for authorized travel.

It is the responsibility of the Contractor to become familiar with the current provisions of the National Joint Council Travel Directive, the Special Travel Authorities and the Directive on Travel, Hospitality, Conference and Event Expenditures available at the following web address: National Joint Council Travel Directive.

Accommodation and car rental companies may request a letter confirming that the Contractor is on government business (see sample at Annex C).

All travel must have the prior approval of the Contracting Authority, in writing.

The Travel and Living Expense Summary form must be submitted with PWGSC-TPSGC 1111 Claim for Progress Payment.

Canada will not accept any travel and living expenses incurred by the Contractor as a consequence of any relocation of personnel required to satisfy the terms of this Contract.

All payments are subject to government audit.

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18. Shipping and Transportation

The Contractor must ship the Innovation and associated components, Delivery Duty Paid (DDP) - see test sites at Annex A Section 8.3 - Incoterms 2013, from the Contractor's Canadian address to the testing department site(s) in Canada. Unless otherwise directed, delivery must be made by the most economical means. The Contractor is responsible for all delivery charges, administration, costs and risks of transport and customs clearance, including the payment of customs duties and Applicable Taxes.

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Annex "A"

STATEMENT OF WORK

ISC-TS5-016431

Naqi Earbuds

1. Introduction

The Innovative Solutions Canada -Testing Stream (ISC-TS) is delivered by Innovation, Science &

Economic Development's (ISED) Innovation Canada Sector.

2. Program Background

The ISC-TS objective is to bolster innovation in Canada's business sector and support the federal commitment to bridge the pre-commercialization gap for innovative goods and/or services by:

a) Supporting Canadian innovators advancing the readiness of their pre-commercial goods and services; and,

b) Providing Innovators with the opportunity to enter the marketplace with a successful application of their new good and/or service.

ISC-TS is a Research & Development (R&D) procurement program aimed at procuring, testing and evaluating pre-commercialized goods and services in the late stages of development (stages 7 through 9).

Under the ISC-TS Innovators are matched with a federal government department to participate in the testing of an Innovation. The Crown purchases the Innovation from the Innovator and provides funding support for selected Innovator costs associated with the testing being done by a federal Testing Department.

3. Terms

"Innovation" refers to the Naqi Earbuds

"Testing Department" refers to Shared Services Canada

4. Innovation Description

The Innovation represents the "next-generation" of smart earbud wearables. It allows users to command, control, and navigate computers, devices, information systems, IoT, robots, and wheelchairs without the need to use voice recognition, touch anything, or look at anything. The Innovation is an invisible, silent, hands-free, voice-free, look-free, and complex input platform into the informational systems world.

The Innovation earbud is the size of typical in-ear headphone devices that have been on the market for two decades. However, the Innovation earbud is unique in design. The current design features a combination of sensors to pick up electrical signals from the user's head, jaw muscle, and movement of the user's facial features. The combination of micro gestures pairs the hands-free and voice-free device with the platform to be controlled. The Innovation connects with a universal navigation menu that allows users to navigate computers, devices, information systems, IoT devices, robots, and wheelchairs.

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The Innovation earbuds are designed to operate "out of the box," with minimal setup requirements. This is to ensure that the average person is able to use the earbuds without requiring any technical domain expertise.

5. Contract Objectives

The objectives of the Contract are to have the Contractor deliver the Innovation and associated components to the Testing Department, and provide training, technical support, oversight services and consultation in support of the Innovation Testing Procedures, which are to be described in Section 8 of this document.

6. Contractor

6.1. Contractor Roles and Responsibilities

The Contractor must provide the products and services identified in Section 6 to assist the Testing Department in the completion of the Innovation Test Plan as described in Section 8.2.

6.2. Deliverables

[***]

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6.3. Transportation and Shipping

The Contractor must make transportation and shipping arrangements for all deliverables identified in Section 6.2 plus any other required items, to the testing site(s) identified in Section 8.3.

6.4. Installation and Configuration

The Contractor must:

• Assemble the Innovation from its transport configuration to operational configuration, including assembly of the hardware, firmware installation, and software development (mobile application, desktop application platform);

• Deploy and configure the software release and versions compatible with desktop operating systems. This software must enable connection and communication with the Innovation earbud. The Contractor must ensure connectivity between the Innovation earbud and the operating system used by the Testing Department or testing partner;

• Perform unpowered pre-flight check-list to ensure the Innovation functions as designed and sustained no damage during transportation;

• Demonstrate the standard operating procedures to the Testing Department so they may perform them independently in the future;

• Provide the URLs to the Innovation for testing; and

• Provide simulated materials for testing to simulate device operating as expected on mobile and desktop applications.

6.5. Training

The Contractor must provide up to five (5) days of training, with a maximum of four (4) hours of training per day, per testing location for the Testing Department and testing partners staff, in an office setting, with respect to:

• Preparation and configuration of earbud units and applications;

• Maintenance (recharging unit's battery) and handling procedures.

6.6. Technical Support

The Contractor must provide remote technical support to the Testing Department during the testing period via telephone at [***], Monday to Friday during normal business hours of 9:30 a.m. to 4:30 p.m., PST, excluding statutory holidays, and by E-mail at customer- support@naqilogix.com, with a maximum turnaround time of 50 hours for the duration of the Contract.

6.7. Travel

• Up to two (2) Contractor staff must travel for up to five (5) days to Ottawa, Ontario for Preparation and configuration of earbud units and applications;

• Up to two (2) Contractor staff must travel for up to five (5) days to Toronto, Ontario for Preparation and configuration of earbud units and applications;

• Up to two (2) Contractor staff must travel for up to five (5) days to Parksville, British Columbia for Preparation and configuration of earbud units and applications;

• Up to two (2) Contractor staff must travel for up to five (5) days to Ottawa, Ontario for Preparation and configuration of earbud units and applications.

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6.8. Language

The Contractor must provide deliverables and support in the English language.

6.9. Innovation Certifications, Licences and Approvals (as applicable)

It is the responsibility of the Contractor to ensure all applicable certifications, licences, and or approvals required to test their Innovation in an operational setting and remain valid through the period of the contract.

7. Testing Department

7.1. Testing Department Overview

The Testing Department is responsible for operating and modernizing the Government of Canada's (GC) IT infrastructure, which is the backbone of digital government. The Testing Department provides networks and security, data centres and Cloud offerings, digital communications, and IT tools to enable the public service to effectively deliver services to Canadians. The Testing Department supports a digital government by expanding and improving the scope of digital service capacity, accelerating the pace of digital modernization, and, strengthening the ongoing support for digital tools, systems and networks government-wide.

7.2. Testing Department Responsibilities

The Testing Department will:

• Attend important project status meetings;

• Maintain open lines of communication with the Contractor; and

• Complete the Test Report (In cooperation with the Testing Partners).

8. Testing

8.1. Test Objectives

The Objectives of the Testing of the Innovation are to:

Sequence	Objective Detail
O1	[***]
O2	[***]
O3	[***]

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Sequence	Objective Detail
O4	[***]
O5	[***]
O6	[***]
O7	[***]
O8	[***]
O9	[***]
O10	[***]
O11	[***]
O12	[***]
O13	[***]
O14	[***]
O15	[***]
O16	[***]
O17	[***]

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Sequence	Objective Detail

O18	[***]
O19	[***]

8.2. Test Procedures and Key Performance Indicators

General Information

The test objectives and procedures are intended to test the Innovation's capabilities to operate computers, information systems, IoT devices, drones, and robots. The operational capabilities include navigation in the hardware and software sense. In software for example, navigation includes using the mouse cursor to navigate over a page. In hardware, navigation for drones and robots means that robots go in a specific direction, such as forward, when prompted to do so.

Addressing the test objectives

[***]

Objective based testing:

	Test Procedure	Key Performance Indicator
O1,2,3 7,8,14, 17,18, 19	[***]	[***]
O4	[***]	[***]
O5	[***]	[***]
O6	[***]	[***]

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O9,10	[***]	[***]
O 11, 12, 13	[***]	[***]
O15	[***]	[***]
O16	[***]	[***]

8.3. Test Sites

Tests will be conducted at the following site(s):

Test site locations
Location 1	[***]
Location 2	[***]
Location 3	[***]
Location 4	[***]

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Activity	Starting	Duration	Timeline
	Week*	(wks)	Risk
Design of system	1	1	[***]
Procurement of components	2	2	[***]
Manufacturing of devices (includes in-house testing, validation)	4	13	[***]
Testing of system before shipment	17	1	[***]
Transport of system to site	18	1	[***]
Commissioning of system at site	19	1	[***]
Training of Testing Department staff	20	1	[***]
Innovation testing by Testing Department	21	2	[***]
Analysis of data - Final Reports	23	3	[***]
Testing Department completes Test Report	26	3	[***]
Site cleanup	29	1	[***]

*From Contract Award

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Annex B

BASIS OF PAYMENT

For the Work described in Annex A - Statement of Work, and in consideration of the Contractor satisfactorily completing all of its obligations under the Contract, the Contractor will be paid as follows:

1.0 FIRM PRICE

1.1 Innovation: Canada will pay the Contractor the firm prices as set out below:

Item	Unit of Measure	Number of Units	Firm all- inclusive Unit Price	Total Extended Costs
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

TOTAL FIRM PRICE: $207,500.00

(Taxes extra, if applicable)

2.0 CEILING PRICE

2.1. LABOUR: at the following firm all-inclusive hourly rates:

Labour Category	Description of work	Estimated	Firm all-	Total
		number of	inclusive	Extended
		hours	hourly rate	Costs
Software Engineer	Innovation Software Release,	1670	[***]	[***]
	Installation, & Configuration; Training.
Testing Support	Testing Support	166	[***]	[***]
Hardware	Quality Control, Quality Checks,	1650	[***]	[***]
Integration &	Oversee and Coordinate Manufacturing
Manufacturing
Project Manager	Manage, Oversee, Training & Analysis	850	[***]	[***]
Mechatronics	Drone Integration	1080	[***]	[***]
Engineer
Machine Learning	Machine Learning Algorithms on Data	1400	[***]	[***]
Engineer	from Hardware & on the Cloud
Firmware Engineer	Robot Integration	1020	[***]	[***]
Cloud Solution	System Architecture & System Design	300	[***]	[***]
Architect
UI/UX Designer	Application Designs Focusing on User	580	[***]	[***]
	Interface, Experience & Customizations

TOTAL ESTIMATED LABOUR TO A CEILING PRICE: $500,140.00

(Taxes extra, if applicable)

Contract No. - N° du contrat	Amd. No. - N° de la modif.
CW2329475
Client Ref. No. - N° de réf. du client	File No. - N° du dossier
TS5-016431	UT849-244561

2.2 EQUIPMENT, MATERIALS, AND SUPPLIES

Description	Estimated	All-inclusive	Total
	number of	unit to a	Extended
	units	Ceiling Cost	Costs
[***]	3	[***]	[***]
[***]	1	[***]	[***]
[***]	1	[***]	[***]
[***]	1	[***]	[***]
[***]	1	[***]	[***]

TOTAL ESTIMATED EQUIPMENT, MATERIALS AND SUPPLIES COST TO A CEILING PRICE:
$205,821.01
(Taxes extra, if applicable)

2.3 SUBCONTRACTS: The Contractor will be reimbursed subcontractor expenses reasonably and properly incurred in the performance of the work at cost without any allowance for profit and/or administrative overhead.

Subcontractor Name	Description of Services	Total Extended Cost
[***]	Service: Installing & Setup for Drones, Unmanned Ground Vehicle	[***]
[***]	Hardware Assembly, Design, & Manufacturing. Experimental Setup Manufacturing & Testing	[***]
[***]	Facility Management & Administration, DARTT ZONE Exclusive Access for Ten (10) Days of Training & Testing, Garage Storage Space while Onsite for Ten (10) Days of Testing, RPAS Flight & Flew Crew Services - Pilot Full	[***]
[***]	Service: Provide Innovation Testing & Framework for Accessibility Testing	[***]
[***]	Service: Manufacture, Install, & Test Setup for Underwater & Robotic Testing with Accessibility Integration	[***]

TOTAL ESTIMATED SUBCONTRACT COST TO A CEILING PRICE: $236,424.00
(Taxes extra if applicable)

2.6 Transportation and Shipping Expenses:

The Contractor must deliver the goods DDP - Test Sites - Incoterms 2013. Canada will reimburse at cost without any allowance for profit and/or administrative overhead, for all transportation / Shipping costs applicable to deliver from the bidder's Canadian address to the testing department named location.

Shipping charges must be shown as separate item on the Contractor's invoice.

Estimated Shipping Cost: $20,000.00
(Taxes extra, if applicable)

Contract No. - N° du contrat	Amd. No. - N° de la modif.
CW2329475
Client Ref. No. - N° de réf. du client	File No. - N° du dossier
TS5-016431	UT849-244561

2.7 Travel and Living Expenses:

Travel must be in accordance with current National Joint Council Travel Directive.

It is the responsibility of the Contractor to become familiar with the provisions of the National Joint Council Travel Directive, the Special Travel Authorities and the Directive on Travel, Hospitality, Conference and Event Expenditures National Joint Council Travel Directive

All travel must have the prior approval of the Contracting Authority, in writing. All payments are subject to government audit.

Estimated Travel and Living Cost: $25,000.00

TOTAL ESTIMATED CONTRACT COST TO A CEILING PRICE: $1,194,885.01
(Taxes extra, if applicable)

Contract No. - N° du contrat	Amd. No. - N° de la modif.
CW2329475
Client Ref. No. - N° de réf. du client	File No. - N° du dossier
TS5-016431	UT849-244561

Annex C

SAMPLE ACCOMMODATIONS AND CAR RENTAL GOVERNMENT RATES LETTER

Accommodations and Car Rental Government Rates

To whom it may concern,

I, name of Client Authority, hereby certify that name of individuals, are cost reimbursable contractors working under contract for Publics Works and Government Services Canada (PWGSC), eligible for accommodation government rates during the performance of the contract. They will be traveling on official government business in the performance of the contract.

Contract number, date of travel, to the following cities:

Should you wish additional information, please do not hesitate to contact the Client Authority or the Contracting Authority, name of contracting authority, phone number and email address.

Regards,

Client Authority particulars